Exhibit 99.1

For more information contact
Media:
Communications
Media.Relations@CenterPointEnergy.com
Investors:
Jackie Richert / Ben Vallejo
Phone 713.207.6500

CenterPoint Energy, Inc. Announces Cash Tender Offers

for Certain Outstanding Notes

HOUSTON, TX, April 25, 2025 – CenterPoint Energy, Inc. (NYSE: CNP) or “CenterPoint Energy” announced today that it has commenced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) for (i) up to $600,000,000 aggregate purchase price (excluding Accrued Interest (as defined below)) (the “CenterPoint Energy Notes Maximum Amount”) of its 5.25% Senior Notes due 2026, 3.70% Senior Notes due 2049, 4.25% Senior Notes due 2028, 5.40% Senior Notes due 2029, 2.95% Senior Notes due 2030 and 2.65% Senior Notes due 2031 (collectively, the “CenterPoint Energy Notes”), in the priorities set forth in the first table below (the “CenterPoint Energy Notes Tender Offers”), and (ii) up to $400,000,000 aggregate purchase price (excluding Accrued Interest) (the “CERC Notes Maximum Amount” and, together with the CenterPoint Energy Notes Maximum Amount, the “Maximum Amounts”) of the 4.10% Senior Notes due 2047 (the “CERC 2047 Notes”), 5.40% Senior Notes due 2033, 5.25% Senior Notes due 2028, 5.40% Senior Notes due 2034 and 4.40% Senior Notes due 2032 issued by its wholly-owned subsidiary, CenterPoint Energy Resources Corp. (“CERC”) (collectively, the “CERC Notes” and, together with the CenterPoint Energy Notes, the “Notes”), in the priorities set forth in the second table below (the “CERC Notes Tender Offers”); provided, that the offer to purchase the CERC 2047 Notes will be subject to an aggregate principal amount sublimit of $150,000,000 (the “CERC 2047 Notes Tender Cap”). Each group of Tender Offers that constitutes either the CenterPoint Energy Notes Tender Offers or the CERC Notes Tender Offers is referred to as the “Capped Tender Offers.”

The Tender Offers are summarized in the tables below:

The CenterPoint Energy Notes Tender Offers

Title of Notes	CUSIP Number	Issuer	Principal Amount Outstanding	CenterPoint Energy Notes Maximum Amount(1)	Acceptance Priority Level(2)	UST Reference Security	Bloomberg Reference Page(3)	Fixed Spread (bps)(4)
5.25% Senior Notes due 2026	15189T BF3	CenterPoint Energy	$400,000,000	$600,000,000	1	3.875% UST due 3/31/2027	FIT1	+50
3.70% Senior Notes due 2049	15189T AY3	CenterPoint Energy	$300,000,000		2	4.500% UST due 11/15/2054	FIT1	+110
4.25% Senior Notes due 2028	15189T AV9	CenterPoint Energy	$150,000,000		3	3.750% UST due 4/15/2028	FIT1	+75
5.40% Senior Notes due 2029	15189T BG1	CenterPoint Energy	$700,000,000		4	4.000% UST due 3/31/2030	FIT1	+60
2.95% Senior Notes due 2030	15189T AX5	CenterPoint Energy	$400,000,000		5	4.000% UST due 3/31/2030	FIT1	+85
2.65% Senior Notes due 2031	15189T BB2	CenterPoint Energy	$500,000,000		6	4.000% UST due 3/31/2030	FIT1	+115

The CERC Notes Tender Offers

Title of Notes	CUSIP Number	Issuer	Principal Amount Outstanding	CERC Notes Maximum Amount(1)	Acceptance Priority Level(2)	UST Reference Security	Bloomberg Reference Page(3)	Fixed Spread (bps)(4)
4.10% Senior Notes due 2047(5)	15189W AJ9	CERC	$300,000,000	$400,000,000	1	4.750% UST due 2/15/2045	FIT1	+80
5.40% Senior Notes due 2033	15189Y AH9	CERC	$600,000,000		2	4.625% UST due 2/15/2035	FIT1	+70
5.25% Senior Notes due 2028	15189Y AG1	CERC	$900,000,000		3	3.750% UST due 4/15/2028	FIT1	+35
5.40% Senior Notes due 2034	15189W AS9	CERC	$400,000,000		4	4.625% UST due 2/15/2035	FIT1	+95
4.40% Senior Notes due 2032	15189W AP5	CERC	$500,000,000		5	4.625% UST due 2/15/2035	FIT1	+75

(1)

The CenterPoint Notes Maximum Amount of $600,000,000 represents the maximum aggregate purchase price (excluding Accrued Interest) of CenterPoint Energy Notes that will be purchased in the CenterPoint Energy Notes Tender Offers. The CERC Notes Maximum Amount of $400,000,000 represents the maximum aggregate purchase price (excluding Accrued Interest) of CERC Notes that will be purchased in the CERC Notes Tender Offers. CenterPoint Energy reserves the right, but is under no obligation, to adjust the CenterPoint Energy Notes Maximum Amount or the CERC Notes Maximum Amount at any time, subject to applicable law.

(2)

Subject to the Aggregate Maximum Amount (as defined below), the Maximum Amounts, the CERC 2047 Notes Tender Cap and proration, the principal amount of each series of Notes that is purchased in each of the Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(3)

The applicable page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid side prices of the applicable U.S. Treasury Security. In the above tables, “UST” denotes a U.S. Treasury Security.

(4)

The Total Consideration (as defined below) calculated as described in the Offer to Purchase (as defined below) includes the Early Tender Payment (as defined below) of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date (as defined below) and accepted for purchase.

(5)

The CERC 2047 Notes in Acceptance Priority Level 1 with respect to the CERC Notes Tender Offers will be subject to an aggregate principal amount sublimit of $150,000,000, which is referred to as the “CERC 2047 Notes Tender Cap.” CenterPoint Energy reserves the right, but is under no obligation, to increase, decrease or eliminate the CERC 2047 Notes Tender Cap at any time, including on or after the date that the Notes are priced, subject to applicable law.

The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 25, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. The purpose of the Tender Offers is to reduce CenterPoint Energy’s and CERC’s outstanding indebtedness.

The sum of the CenterPoint Energy Notes Maximum Amount and the CERC Notes Maximum Amount is $1,000,000,000 (the “Aggregate Maximum Amount”), which represents the aggregate purchase price of the Notes subject to the Tender Offers and excludes any Accrued Interest. CenterPoint Energy reserves the right, subject to applicable law, to adjust the Aggregate Maximum Amount or the Maximum Amounts for one or both of the Capped Tender Offers or adjust the CERC 2047 Notes Tender Cap with respect to the CERC Notes Tender Offers as it deems appropriate. If the purchase price (excluding Accrued Interest) of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date or Expiration Date (as defined below) is such that the Maximum Amount with respect to a Capped Tender Offer is exceeded, then such Maximum Amount that was exceeded may, at CenterPoint Energy’s sole discretion, be increased above such Maximum Amount to allow for the purchases of additional amounts of such Notes, subject to applicable law. If the Maximum Amount with respect to a Capped Tender Offer is increased at the Early Settlement Date (as defined below) and all Notes validly tendered with respect to such Capped Tender Offer are accepted for purchase, CenterPoint Energy reserves the right to further adjust the Maximum Amount for such Capped Tender Offer in connection with purchases made at the Expiration Date as it deems appropriate, subject to applicable law. An increase in one or both of the Maximum Amounts will automatically result in a corresponding increase in the Aggregate Maximum Amount.

The Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 8, 2025 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration, which includes the early tender payment set forth in Note 4 to the tables in this press release (the “Early Tender Payment”). The Notes validly tendered after the Early Tender Date but at or prior to 5:00 p.m., New York City time, on May 23, 2025 (the “Expiration Date”) will be eligible to receive the applicable tender offer consideration (the “Maximum Tender Offer Consideration”), namely the applicable Total Consideration minus the Early Tender Payment.

The applicable total consideration (the “Total Consideration”) payable by CenterPoint Energy for the Notes will be a price per $1,000 principal amount based on the yield to maturity or par call date, as the case may be, of the applicable U.S. Treasury reference securities specified in the tables in this press release (the “UST Reference Security”), as determined at 10:00 a.m., New York City time, on May 9, 2025 (unless otherwise extended by us as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase. For the avoidance of doubt, if the applicable Total Consideration determined is less than $1,000 per $1,000 principal amount of such series of Notes, then the Total Consideration will be calculated to the stated maturity date and not to the par call date for such series of Notes.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be May 13, 2025, the third business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be May 28, 2025, the second business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if either or both of the Maximum Amounts of applicable Notes is not purchased on such Early Settlement Date.

In addition to the Total Consideration or Maximum Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on May 8, 2025 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, Holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless CenterPoint Energy is required to extend withdrawal rights under applicable law.

CenterPoint Energy expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but are subject to certain conditions as described in the Offer to Purchase. Each Tender Offer is a separate offer. The Capped Tender Offers are not conditioned on each other. Each Tender Offer may be individually amended, extended or terminated by CenterPoint Energy.

CenterPoint Energy has retained Barclays Capital Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. to act as Dealer Managers for the Tender Offers (the “Dealer Managers”). Global Bondholder Services Corporation has been retained to act as the Depositary and Information Agent for the Tender Offers (the “Depositary and Information Agent”). Requests for assistance relating to the procedures for tendering Notes may be directed to the Depositary and Information Agent either by email at contact@gbsc-usa.com, or by phone at (212) 430-3774 (for banks and brokers only) or (855) 654-2015 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), TD Securities (USA) LLC at (866) 584-2096 (toll free) or (212) 827-2842 (collect) or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll free) or (917) 558-2756 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CenterPoint Energy, CERC, the Dealer Managers, the Depositary and Information Agent or the trustee with respect to any series of the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers and, if so, the principal amount of Notes to tender.

About CenterPoint Energy

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve approximately 7 million metered customers in Indiana, Minnesota, Ohio and Texas. As of March 31, 2025, the company owned approximately $44 billion in assets. With approximately 8,300 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” “would” or other similar words are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the size and terms of the Tender Offers, are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release, and CenterPoint Energy does not assume any duty to update or revise forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) actions by credit rating agencies, including any potential downgrades to credit ratings; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory, executive and legislative decisions and actions; and (5) other factors, risks and uncertainties discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on CenterPoint Energy’s forward-looking statements.

Investors and others should note that we may announce material information using SEC filings and the Investor Relations page of our website, including press releases, public conference calls, webcasts. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates, and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors to review the information we post on the Investor Relations page of our website.